BY-LAW NO. 1 - GENERAL REGULATION OF THE BUSINESS AND AFFAIRS OF MEDICUS PHARMA LTD.

 TABLE OF CONTENTS

TABLE OF CONTENTS
(continued)

ARTICLE 1
INTERPRETATION

1.1 Definitions

In this by-law:

"Act" means the Business Corporations Act (Ontario) and the regulations enacted pursuant to it and any statute and regulations that may be substituted for them, as amended or re-enacted from time to time;

"articles" means the articles, as that term is defined in the Act, of the Company;

"auditor" means the auditor of the Company;

"board" means the board of directors of the Company;

"by-law" means a by-law of the Company;

"Company" means Medicus Pharma Ltd.;

"director" means a director of the Company;

"Indemnified Person" means

(a) each director and former director of the Company;

(b) each officer and former officer of the Company;

(c) each individual who acts or acted at the Company's request as a director or officer of a body corporate or an individual acting in a similar capacity of another entity; and

(d) the respective heirs and legal representatives of each of the persons designated in the preceding paragraphs (a) through (b).

"number of directors" means the number of directors provided for in the articles or, where a minimum and maximum number of directors is provided for in the articles, the number of directors determined by a special resolution or resolution of the board where it is empowered by special resolution to determine the number of directors.

"officer" means an officer of the Company, and reference to any specific officer is to the individual holding that office of the Company;

"person" means an individual, body corporate, partnership, joint venture, trust, unincorporated organization, association, the Crown or any agency or instrumentality thereof, or any entity recognized by law;

"proxyholder" means an individual holding a valid proxy for a shareholder;

"resident Canadian" has the meaning ascribed to that phrase in the Act;

"shareholder" means a shareholder of the Company;

"telephonic or electronic means" means telephone calls or messages, facsimile messages, electronic mail, transmission of data or information through automated touch-tone telephone systems, transmission of data or information through computer networks, any other similar means or any other means prescribed by the Act; and

"voting person" means, in respect of a meeting of shareholders, an individual who is either a shareholder entitled to vote at that meeting, a duly authorized representative of a shareholder entitled to vote at the meeting or a proxyholder entitled to vote at that meeting.

1.2 Number, Gender and Headings

In this by-law, words in the singular include the plural and vice-versa and words in one gender include all genders. The insertion of headings in this by-law and its division into articles, sections and other subdivisions are for convenience of reference only, and shall not affect the interpretation of this by-law.

1.3 By-Law Subordinate to Other Documents

This by-law is subordinate to, and should be read in conjunction with, the Act, the articles and any unanimous shareholder agreement of the Company.

1.4 Computation of Time

The computation of time and any period of days shall be determined in accordance with the Act.

ARTICLE 2
DIRECTORS

2.1 Notice of Meeting

Any director may call a meeting of the board by petitioning and providing the chairman and secretary with written notice stating the business proposed to be conducted and the proposed timing of such meeting. The chairman shall thereupon direct the secretary to issue notice to the directors establishing a place, date and time for such meeting, having regard to the directors' availability and ability to achieve quorum, the urgency of the business proposed to be conducted, and any regularly scheduled board meeting already called pursuant to Section 2.6 at which such business could alternatively be conducted in a timely manner. The secretary shall at the direction of the chairman or other director petitioning the meeting deliver any additional materials corresponding to the agenda items set out in the notice of meeting that may be necessary or advisable to allow the directors to make an informed decision with respect to the business put before the meeting.

The board also may appoint, by resolution, dates, time and places for meetings of the board. A copy of any such resolution shall be sent to each director forthwith after being passed, but no other notice is required for any such meeting.

These powers are in addition to the powers of a majority of those representing a quorum of the board to call a meeting in accordance with Section 126(8) of the Act.

2.2 Waiver of Notice

A director may in any manner and at any time waive notice of or otherwise consent to a meeting of the board, including by sending an electronic document to that effect. Attendance of a director at a meeting of the board shall constitute a waiver of notice of that meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting has not been properly called.

2.3 No Notice to Newly Appointed Director

An individual need not be given notice of the meeting at which that individual is appointed by the other directors to fill a vacancy on the board, if that individual is present at that meeting.

2.4 Meetings Without Notice

A meeting of the board may be held without notice immediately following any annual meeting of shareholders.

2.5 Adjourned Meeting

Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

2.6 Regular Meetings

The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the nature of the business to be transacted to be specified.

2.7 Place of Meeting

A meeting of the board may be held at any place within or outside Ontario, and no such meeting need be held at a place within Canada.

2.8 Quorum for Board Meetings

The quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors. If, however, the Company has fewer than three directors, all directors must be present at any meeting of the board to constitute a quorum.

2.9 Chairman of Board Meetings

The chairman of any meeting of the board shall be a director and the Chairman of the Board, and if a Chairman of the Board has not been appointed, the directors present at the meeting shall choose a director to preside as chairman of the meeting.

2.10 Votes at Board Meetings

Each director present at a meeting of the board shall have 1 vote on each motion arising. Motions arising at meetings of the board shall be decided by a majority vote. The chairman of the meeting shall have a second or casting vote in the event of a tied vote on a matter before the board of directors.

2.11 Meeting by Telephonic or Electronic Means

A meeting of the board or of a committee of the board may be held by telephonic or electronic means or other communication facility that permits all persons participating in the meeting to communicate with each other simultaneously and instantaneously. A director who, through those means, votes at such a meeting or establishes a communications link to such a meeting shall be deemed for the purposes of the Act to be present at the meeting.

ARTICLE 3
MEETINGS OF SHAREHOLDERS

3.1 Notice of Shareholders' Meetings

The board may call a meeting of shareholders by causing notice of the date, time and place of the meeting to be sent to each shareholder entitled to vote at the meeting, each director and the auditor. Such notice shall be sent no less than 21 days and no more than 50 days before the meeting, if the Company is an offering Company (as defined in the Act), or no less than 10 days and no more than 50 days before the meeting if the Company is not an offering Company.

3.2 Quorum at Meetings of Shareholders

A quorum for the transaction of business at any meeting of shareholders shall be 2 voting persons holding or representing in the aggregate not less than 33⅓% of the issued and outstanding shares of the Company, or of the class or classes respectively (if there is more than one class of shares outstanding for the time being). Notwithstanding the foregoing, if the Company has only one shareholder, or only one shareholder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting and a quorum for such meeting.

3.3 Chairman's Vote

The chairman of any meeting of shareholders shall not have a second or casting vote.

3.4 Voting

Unless the chairman of a meeting of shareholders directs a ballot, or a voting person demands one, each motion shall be voted upon by a show of hands. Each voting person has 1 vote in a vote by show of hands. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting as to the result of the vote upon the question and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of such question, and the result of the vote so taken shall be the decision of the shareholders upon such question. A ballot may be directed or demanded either before or after a vote by show of hands. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, a prior vote by show of hands has no effect.

3.5 Chairman, Secretary and Scrutineers

The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting and willing to serve: chairman of the board, managing director, or chief executive officer, president or a vice-president who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Company is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

3.6 Who May Attend Shareholders' Meeting

The only persons entitled to attend a meeting of shareholders are voting persons, the directors, the auditor and, if any, the chairman, the managing director and the chief executive officer, as well as others permitted by the chairman of the meeting.

3.7 Meeting by Telephonic or Electronic Means

A meeting of the shareholders may be held by telephonic or electronic means and a shareholder who, through those means, votes at the meeting or establishes a communications link to the meeting shall be deemed for the purposes of the Act to be present at the meeting.

ARTICLE 4
SECURITY CERTIFICATES, PAYMENTS

4.1 Certificates

(a) Subject to Section 4.1(b), security certificates shall be in such form as the board may approve or the Company adopt. The president or the board may order the cancellation of any security certificate that has become defaced and the issuance of a replacement certificate for it when the defaced certificate is delivered to the Company or to a transfer agent or branch transfer agent of the Company.

(b) Unless otherwise provided in the articles, the board may provide by resolution that any or all classes and series of shares or other securities shall be uncertificated securities, provided that such resolution shall not apply to securities represented by a certificate until such certificate is surrendered to the Company.

4.2 Cheques

Any amount payable in cash to shareholders (including dividends payable in cash) may be paid by cheque drawn on any of the Company's bankers to the order of each registered holder of shares of the class or series in respect of which such amount is to be paid or, paid by electronic funds transfer to the bank account designated by the registered holder, unless such holder otherwise directs. Cheques may be sent by delivery or first class mail to such registered holder at that holder's address appearing on the register of shareholders, unless that holder otherwise directs in writing. By sending a cheque, as provided in this by-law, or the electronic funds transfer as aforesaid, in the amount of the dividend less any tax that the Company is required to withhold, the Company discharges its liability to pay the amount of that dividend, unless the cheque is not paid on due presentation.

4.3 Cheques to Joint Shareholders

Cheques payable to joint shareholders shall be made payable to the order of all such joint shareholders unless such joint shareholders direct otherwise. Such cheques may be sent to the joint shareholders at the address appearing on the register of shareholders in respect of that joint holding, to the first address so appearing if there is more than one, or to such other address as those joint shareholders direct in writing.

4.4 Non-Receipt of Cheques

The Company shall issue a replacement cheque in the same amount to any person who does not receive a cheque sent as provided in this by-law, if that person has satisfied the conditions regarding indemnity, evidence of non-receipt and title set by the board from time to time, either generally or for that particular case.

4.5 Currency of Dividends

Dividends or other distributions payable in cash may be paid to some shareholders in Canadian currency and to other shareholders in equivalent amounts of a currency or currencies other than Canadian currency. The board may declare dividends or other distributions in any currency or in alternative currencies and make such provisions as it deems advisable for the payment of such dividends or other distributions.

ARTICLE 5
SIGNATORIES, INFORMATION

5.1 Signatories

Except for documents executed in the usual and ordinary course of the Company's business, which may be signed by any officer or employee of the Company acting within the scope of his or her authority, the following are the only persons authorized to sign any document on behalf of the Company:

(a) any individual appointed by resolution of the board to sign the specific document, that type of document or documents generally on behalf of the Company; or

(b) any director or any officer appointed to office by the board.

Any document so signed may, but need not, have the corporate seal of the Company applied, if there is one.

5.2 Facsimile or Electronic Signatures

The signature of any individual authorized to sign on behalf of the Company may, if specifically authorized by resolution of the board, be written, printed, stamped, engraved, lithographed or otherwise mechanically reproduced or may be an electronic signature. Anything so signed shall be as valid as if it had been signed manually, even if that individual has ceased to hold office when anything so signed is issued or delivered, until revoked by resolution of the board.

5.3 Voting Rights in other Companies

All securities carrying voting rights of any other Company held from time to time by the Company may be voted at any and all meetings of shareholders, bond holders, debenture holders or holders of other securities (as the case may be) of such other Company and in such manner as the board may from time to time determine. Any person or persons authorized to sign on behalf of the Company may also from time to time execute and deliver for and on behalf of the Company proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine.

5.4 Restriction on Information Disclosed

Except as required by the Act or authorized by the board, no shareholder is entitled by virtue of being a shareholder to disclosure of any information, document or records respecting the Company or its business.

ARTICLE 6
PROTECTION AND INDEMNITY

6.1 Transactions with the Company

A director or officer of the Company who is:

(a) a party to a material contract or transaction or proposed material contract or proposed transaction with the Company; or

(b) a director or an officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or proposed transaction with the Company.

shall, at the time and in the manner provided in the Act, disclose in writing to the Company or request to have entered in the minutes of meetings of directors, the nature and extent of his or her interest. Except as provided in the Act, no such director of the Company shall attend any part of a meeting of directors during which the contract or transaction is discussed, and no such director shall vote on any resolution to approve such contract or transaction.

If a material contract is made or a material transaction is entered into between the Company and one or more of its directors or officers, or between the Company and another person of which a director or officer of the Company is a director or officer or in which he or she has a material interest, the director or officer shall not be accountable to the Company or its shareholders for any profit or gain realized from the contract or transaction, and the contract shall not be void or voidable, by reason only of that relationship or by reason only that such director is present at or is counted to determine the presence of a quorum at the meeting of directors that authorized the contract or transaction, if (a) the director or officer disclosed his or her interest in accordance with the Act, and (b) the contract or transaction was reasonable and fair to the Company at the time it was approved.

Even if the foregoing conditions are not met, a director or officer, acting honestly and in good faith, shall not be accountable to the Company or to its shareholders for any profit or gain realized from any such contract or transaction, by reason only of his or her holding the office of director or officer, and the contract or transaction, if it was reasonable and fair to the Company at the time it was approved, shall not be by reason only of the director's or officer's interest therein void or voidable, where(a) the contract or transaction is confirmed or approved by special resolution at a meeting of the shareholders duly called for that purpose, and (b) the nature and extent of the director's or officer's interest in the contract or transaction are disclosed in reasonable detail in the notice calling the meeting or in the information circular.

6.2 Limitation of Liability

Subject to the Act, no director or officer of the Company shall be liable for the acts or omissions of any other director, officer, employee or agent of the Company, or for any costs, charges or expenses of the Company resulting from any deficiency of title to any property acquired for or on behalf of the Company, or for the insufficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from bankruptcy or insolvency, or in respect of any tortious acts of or relating to the Company or any other director, officer, employee or agent of the Company, or for any loss occasioned by an error of judgment or oversight on the part of any other director, officer, employee or agent of the Company, or for any other costs, charges or expenses of the Company occurring in connection with the execution of the duties of the director or officer, unless such costs, charges or expenses are incurred as a result of such person's own wilful neglect, default or negligence. Nothing in this by-law, however, shall relieve any director or officer from the duty to act in accordance with the Act or from liability for any breach of the Act.

6.3 Indemnity of Directors and Officers

As required or permitted by the Act, the Company shall indemnify each Indemnified Person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, which that Indemnified Person reasonably incurs in respect of any civil, criminal or administrative, investigative or other proceeding to which that Indemnified Person is made a party by reason of being or having been at the relevant time a director or officer of the Company or of a body corporate of which the Company is or was a shareholder or creditor, or by reason of having acted in a similar capacity for any other entity that is or was at the relevant time directly or indirectly owned or controlled by the Company, if:

(a) the Indemnified Person acted honestly and in good faith with a view to the best interests of the Company; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Person had reasonable grounds for believing that the conduct was lawful.

6.4 Advances by the Company

The Company shall advance monies to an Indemnified Person for the costs, charges and expenses of a proceeding referred to in Section 6.3 provided the Indemnified person shall repay such monies if the Indemnified person does not fulfil the conditions set out in Subsections 6.3(a) and (b).

6.5 Indemnities Not Limiting

The provisions of this Article 6 shall be in addition to and not in substitution for any rights, immunities and protections to which an Indemnified Person is otherwise entitled under the Act or as the law may permit or require.

6.6 Insurance

Subject to the Act, the Company may purchase and maintain such insurance for the benefit of any individual referred to in Section 6.3 as the board may determine.

ARTICLE 7
NOTICES

7.1 Procedure for Sending Notices

Notice shall be deemed to have been sufficiently sent if sent in writing to the address of the addressee on the books of the Company and delivered in person, sent by prepaid first class mail or sent by any telephonic or electronic means of sending messages. Notice shall not be sent by mail if there is any general interruption of postal services in the municipality in which or to which it is mailed. Each notice so sent shall be deemed to have been received on the day it was delivered or sent by electronic means or on the fifth day after it was mailed.

7.2 Notices to Successors in Title

Notice to a shareholder is sufficient notice to each successor in title to that shareholder until the name and address of that successor have been entered on the Company's share register.

7.3 Notice to Joint Shareholders

Notice to one joint shareholder is sufficient notice to all of them. Such notice shall be addressed to all such joint shareholders and sent to the address for them on the Company's register of shareholders, or to the first such address if there is more than one.

7.4 Signatures on Notices

The signature on any notice or other communication or document to be sent by the Company may be written, printed, stamped, engraved, lithographed or otherwise mechanically reproduced or may be an electronic signature.

7.5 Omission of Notice Does Not Invalidate Actions

All actions taken at a meeting in respect of which a notice has been sent shall be valid even if:

(a) by accident, notice was not sent to any person;

(b) notice was not received by any person; or

(c) there was an error in a notice that did not affect the substance of that notice.

7.6 Waiver of Notice

Any person entitled to notice under the Act, the articles or the by-laws may waive that notice. Waiver, either before or after the event referred to in the notice, shall cure any default in sending that notice.

ARTICLE 8
REPEAL OF FORMER BY-LAWS

8.1 Former By-Laws Repealed

Upon this by-law coming into force, By-Law No. 1 of the Company that is in effect at the time this by-law becomes effective is repealed provided that such repeal shall not affect the previous operation of such by-law so repealed or affect the validity of any act or right, privilege, obligation or liability acquired or incurred under the validity of any contract or agreement made pursuant to any such by-law prior to its repeal. All officers and provisions of this by-law and all resolutions of the shareholders or of the directors with continuing effect passed under such repealed by-law shall continue good and valid except to the extent inconsistent with this by-law and until amended or repealed.

BY-LAW NO. 2 - ADVANCE NOTICE BY-LAW

A by-law relating generally to the advance notice requirements for the nomination of directors of MEDICUS PHARMA LTD. (the "Company") is hereby made as follows:

1. INTRODUCTION

The purpose of this advance notice by-law (the "Advance Notice By-law") is to establish the conditions and framework under which holders of voting securities of the Company may exercise their right to submit director nominations by fixing a deadline by which such nominations must be submitted by a shareholder to the Company prior to any annual or special meeting of shareholders, and sets forth the information that a shareholder must include in the notice to the Company for the notice to be in proper form.

It is the position of the Company that this Advance Notice By-law is beneficial to shareholders and other stakeholders of the Company in that it helps to: (i) facilitate an orderly and efficient annual general meeting or, where the need arises, special meeting, process; (ii) ensure that all shareholders receive adequate notice of the director nominations and sufficient information regarding all director nominees; and (iii) allow shareholders to register an informed vote after having been afforded reasonable time for appropriate deliberation. This Advance Notice By-law is intended to further these objectives.

2. NOMINATION OF DIRECTORS

Subject only to the Business Corporations Act (Ontario) (the "Act") and the articles of the Company, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company. For greater certainty, this Advance Notice By-law does not apply to (i) the appointment, by the board, of a director to fill a vacancy on the board or (ii) the appointment, by the board, of a director between annual meetings of the shareholders of the Company in accordance with the articles of the Company. Nominations of persons for election to the board may be made at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors. Such nominations may be accepted only if made in the following manner:

(a)  by or at the direction of the board or an authorized officer of the Company, including pursuant to a notice of meeting;

(b) by or at the direction or request of one or more shareholders of the Company pursuant to a proposal made in accordance with the provisions of the Act, or a requisition of meeting of the shareholders of the Company made in accordance with the provisions of the Act; or

(c) by any person (a "Nominating Shareholder"): (i) who, at the close of business on the date of the giving of the notice provided below in this Advance Notice By-law and on the record date for notice of such meeting, is entered in the securities register of the Company as a holder of one or more shares carrying the right to vote at such meeting, or who beneficially owns shares that are entitled to be voted at such meeting and who establishes to the satisfaction of the chair of the meeting such beneficial ownership; and (ii) who complies with the notice and other procedures set out below in this Advance Notice By-law.

In addition to any other applicable requirements, for a nomination made by a Nominating Shareholder to be accepted, such Nominating Shareholder must have given timely notice thereof in proper written form to the Secretary of the Company at the head office of the Company in accordance with this Advance Notice By-law.

To be timely, a Nominating Shareholder's notice to the Secretary of the Company must be given:

(a) in the case of an annual meeting of shareholders, not less than 30, nor more than 60, days prior to the date of the annual meeting of shareholders; provided, however, that in the event the annual meeting of shareholders is to be held on a date that is less than 50 days after the date (the "Notice Date") on which the first public announcement of the date of the annual meeting was made, notice by the Nominating Shareholder must be given not later than the close of business on the 10th day following the Notice Date; and

(b) in the case of a special meeting (which is not also an annual meeting) of shareholders called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting of shareholders was made. In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder's notice as described above.

To be in proper written form, a Nominating Shareholder's notice to the Secretary of the Company must set out:

(a) as to each person whom the Nominating Shareholder proposes to nominate for election as a director (i) the name, age, business address and residential address of the person, (ii) the principal occupation, business or employment of the person for the most recent five years including, without limitation, the name and principal business of any company in which any such employment is carried on, (iii) the number of securities of each class of voting securities of the Company or any of its subsidiaries beneficially owned, or controlled or directed, directly or indirectly, by the person as of the record date for the meeting of shareholders (if such date shall then have been made publicly available and shall have occurred) and as of the date of such notice, (iv) any other information relating to the person that would be required to be disclosed in a dissident's proxy circular in connection with solicitations of proxies for the election of directors pursuant to the Act and Applicable Securities Laws, and (v) a duly completed personal information form in the form prescribed by the principal stock exchange on which the securities of the Company are listed for trading, if any; and

(b) as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any securities of the Company and any other information relating to such Nominating Shareholder that would be required to be made in a dissident's proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws.

Such notice must be accompanied by the written consent of each nominee to being named as a nominee and to serve as a director, if elected. The Company may require any proposed nominee to furnish such other information as the Company may request to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder's understanding of the independence, or lack thereof, of such proposed nominee.

No person shall be eligible for election as a director of the Company unless nominated in accordance with the provisions of this Advance Notice By-law; provided, however that nothing in this Advance Notice By- law shall be deemed to preclude discussions by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which such shareholder would have been entitled to submit a proposal pursuant to the provisions of the Act. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set out in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such nomination is defective and cannot be accepted.

For purposes of this Advance Notice By-law:

"public announcement" shall mean disclosure in a news release disseminated through a national news service in Canada, or in a communication otherwise provided (through electronic means or otherwise) to all shareholders; and

"Applicable Securities Laws" means the applicable securities legislation of each relevant province and territory of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commissions and similar regulatory authorities of each relevant province and territory of Canada.

Notwithstanding anything to the contrary in the by-laws, notice given to the Secretary of the Company pursuant to this Advance Notice By-law may only be given by personal delivery, facsimile transmission or by email (at such email address as stipulated from time to time by the Secretary of the Company for the purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, email (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the Secretary of the Company at the address of the head office of the Company; provided that if such delivery or electronic communication is made on a day that is not a business day or later than 5:00 p.m. (local time at the head office of the Company) on a day that is a business day, then such delivery or electronic communication shall be deemed to have been made on the first subsequent day that is a business day.

Notwithstanding the foregoing, the board may, in its sole discretion, waive any requirement in this Advance Notice By-law.